SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                          Date of Report: March 2, 2009





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                            59-3764931
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                  10019
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(Address of principal executive offices)                            (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 11, 2008, GreenShift Corporation entered into a Membership Interest Purchase and Equity Capital Contribution Agreement (the "ECCA Agreement"). The other parties to the ECCA Agreement include:

>>   GS  COES  (Adrian  I),  LLC  ("GS  Adrian"),   a  newly  formed  GreenShift
     subsidiary;

>> Biofuel Industries Group, LLC ("BIG"), a Michigan limited liability company that was purchased by GreenShift in 2008;

>> GS (NextDiesel I), LLC ("GS NextDiesel"), a newly formed GreenShift subsidiary; and,

>> CleanBioenergy Partners, LLC, a Delaware limited liability company ("CleanBioenergy"), a newly formed joint venture company owned by two members: one is a subsidiary of GE Energy Financial Services, a unit of General Electric Company, and the other member is a subsidiary of YA Global Investments, L.P., a private investment firm managed by Yorkville Advisors, LLC.

The ECCA Agreement was amended effective January 31, 2009 to extend the time for closing under the ECCA Agreement to March 2, 2009. The ECCA Agreement was the subject of a Current Report on 8-K filed by GreenShift on December 16, 2008, and the amendment to the ECCA Agreement was the subject of a Current Report on 8-K filed by GreenShift on February 3, 2009. Although the Company is otherwise in compliance with the ECCA Agreement, the ECCA Agreement is terminated.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 6, 2009            GREENSHIFT CORPORATION

                                 By:/s/ Kevin Kreisler
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                                        Kevin Kreisler
                                        Chief Executive Officer